Exhibit 99.1

Summit Therapeutics Appoints Prominent Biotech Attorney and Advisor

Kenneth A. Clark to Its Board of Directors

Cambridge, Massachusetts – Summit Therapeutics Inc. (NASDAQ: SMMT) today announced that Kenneth A. Clark, JD, has been appointed to our Board of Directors, effective immediately. Mr. Clark is currently a partner at Wilson Sonsini Goodrich & Rosati (WSGR) based out of the firm’s Palo Alto, CA, office.

At WSGR, Ken advises biotech companies in strategic partnerships, mergers and acquisitions, and financing transactions, in addition to a range of other matters. He has previously served as a member of the boards of directors for multiple publicly traded companies, including Pulse BioSciences, Inc. and Pharmacyclics, Inc., in addition to serving two terms on WSGR’s Board of Directors. Ken received his undergraduate degree from Vanderbilt University and earned his juris doctorate from the University of Texas School of Law.

“Ken’s strategic expertise, particularly with his vast experience as a leader and advisor in the biotech space, will provide immeasurable value to Summit as we continue to advance the particularly aggressive goals for our company,” said Robert W. Duggan, Chairman and Chief Executive Officer of Summit. “Ken’s extensive and unique expertise will help guide Team Summit’s world-class executives in carrying out our strategic objectives. Ken has over 35 years of experience across biotech companies large and small from pre-clinical to commercial entities: we are excited for Ken to join our efforts to make a positive, meaningful impact on the health of patients facing serious unmet medical needs.”

“Bob and I have known Ken for more than 15 years and have had the pleasure of working with him throughout this time, including two major transactions at Pharmacyclics. One received an award as the best partnership in 2011, and the other was Pharmacyclics’ $21B acquisition by AbbVie, one of the largest bio/pharma acquisitions of its kind. His knowledge and advice in the field are remarkable. We are proud to have him as a member of our Board going forward,” added Dr. Maky Zanganeh, Chief Operating Officer and a member of Summit’s Board of Directors. “As we have discussed, we have the goal of seeking to expand our pipeline product portfolio into additional therapeutic areas that target the cause or effect of the disease, while sparing the rest of the human body, and minimizing the trauma experienced by patients. Ken will serve as a trusted advisor in this process, and his vast experience will be an asset in our journey.”

“The mission of Summit to meaningfully improve the quality and potential duration of patients’ lives, while acting as an ally to physicians and the greater healthcare ecosystem, is one I admire and am excited to be a part of going forward,” stated Mr. Clark. “I look forward to again working with Bob and Maky, as well as some of the pre-eminent leaders at Team Summit, in building the company into an organization that achieves its first priority: making a positive impact on society by taking full responsibility for bringing medicinal therapies to patients suffering from unmet medical needs.”

In conjunction with Mr. Clark’s appointment, Ramses Erdtmann has agreed to make his Summit board seat available. “We would like to thank Ramses for his meaningful contributions to our board and Team Summit over the past two years. Ramses has provided very valuable counsel to the leadership of Team Summit and to me personally, and we are a better organization today as a result of his presence,” added Mr. Duggan. “We wish Ramses the best of success as he pursues his additional executive endeavors. We have no doubt he intends to make a great impact in the biopharmaceutical space.”

About Summit Therapeutics

The overriding objective of Summit Therapeutics is to create value for patients, hospital caregivers, and community-based healthcare providers, as well as healthcare payers around the world. We seek to create value by developing drugs with high therapeutic efficacy - curing the cause of the patient's condition with minimal or zero disease recurrence or antimicrobial resistance, for the longest extent possible - and minimizing the trauma caused to the patient and healthcare ecosystem by minimizing serious side effects, disease recurrence, and inaccessibility to our treatments as a result of financial or other barriers. Summit Therapeutics, empowered by its Discuva Platform, the Company’s innovative antibiotic discovery engine, and supported by BARDA and CARB-X funding, intends to be the leader in patient-friendly and paradigm-shifting treatments for infectious diseases and other significant unmet medical needs while being an ally to physicians. Our new mechanism pipeline product candidates are designed with the goal to become the patient-friendly, new-era standard of care, by working in harmony with the human microbiome to treat prospective patients suffering from infectious diseases, initially focusing on Clostridioides difficile infection (CDI). Currently, Summit’s lead product candidate, ridinilazole, is a novel, first-in-class drug engaged in a global Phase III trial program versus vancomycin, for use as first-line therapy for the treatment of initial and recurrent Clostridioides difficile infection, and to show superiority in sustained clinical response. Commercialization of ridinilazole is subject to regulatory approvals. SMT-738, the second candidate within Summit’s portfolio, is currently in the IND-enabling phase for the treatment of multidrug resistant infections, specifically those caused by carbapenem-resistant Enterobacteriaceae (CRE).

For more information, please visit https://www.summittxinc.com and follow us on Twitter @summitplc. For more information on the Company’s Discuva Platform, please visit https://www.summittxinc.com/our-science/discuva-platform.

Contact Summit Investor Relations

Dave Gancarz

Head of Investor Relations & Corporate Strategy

david.gancarz@summitplc.com

General Inquiries:

investors@summitplc.com

Summit Forward-looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including but not limited to, statements about the clinical and preclinical development of the Company’s product candidates, the therapeutic potential of the Company’s product candidates, the potential commercialization of the Company’s product candidates, the timing of initiation, completion and availability of data from clinical trials, the potential submission of applications for marketing approvals, the impact of the COVID-19 pandemic on the Company’s operations and clinical trials and other statements containing the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "would," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties inherent in the initiation of future clinical trials, availability and timing of data from ongoing and future clinical trials and the results of such trials, global public health crises, including the coronavirus COVID-19 outbreak, that may affect timing and status of our clinical trials and operations, whether preliminary results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials or preclinical studies will be indicative of the results of later clinical trials, expectations for regulatory approvals, laws and regulations affecting government contracts and funding awards, availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements and other factors discussed in the "Risk Factors" section of filings that the Company makes with the Securities and Exchange Commission. Any change to our ongoing trials could cause delays, affect our future expenses, and add uncertainty to our commercialization efforts, as well as to affect the likelihood of the successful completion of clinical development of ridinilazole. Accordingly, readers should not place undue reliance on forward-looking statements or information. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of this release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company specifically disclaims any obligation to update any forward-looking statements included in this press release.

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